CLAIMS PURCHASE AGREEMENT

THIS AGREEMENT dated as of the 25day of April, 2007,

BETWEEN:

Donald Murdock, a businessman with an office at 5918 Third Street, S.W., Calgary, Alberta, T2H 0H8 (“Murdock”)

AND:

Capital Resource Alliance Inc., a Colorado corporation having its principal off ice at 1013 First Avenue, NW, Calgary, AB T2N 0A8 (Capital”)

WHEREAS:

A. Murdock is the beneficial owner of an undivided One Hundred Percent (100%) interest in and to those certain mineral claims (the “Claims”) more particularly described in Schedule “A” attached to and made part of this agreement;

B. Murdock has agreed to grant Capital the right to acquire an undivided 100% interest in and to the Claims on the terms and subject to the conditions set out in this agreement;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

IN CONSIDERATION of the premises and the mutual promises, covenants, conditions, representations and warranties set out in this agreement, the parties hereto agree as follows:

1.

INTERPRETATION

1.1 For the purposes of this agreement, including the recitals and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases will have the following meanings, namely:

(a)

“Claims” mean the mineral claims described in Schedule “A” attached hereto, in the recitals hereto and all mining leases and other mining interests and rights derived therefrom. Any reference herein to any mineral claim comprised in the Claims includes any mineral leases or other interests to which such mineral claim may have been converted

(b)

“Exploration and Development” means (i) any and all activities comprising or undertaken in connection with the exploration and development of the Claims, (ii) the construction of a mine and mining facilities on or in proximity to the Claims, (iii) placing the Claims into commercial production, and, without limiting the generality of the foregoing, includes:

(1)

Road work - seasonal maintenance of the access road to permit year round access to the Claims; and

(2)

Surveying - considering that the original corner markers have been obliterated, reestablishment of the corners of the Claims; and

(3)

Safety measures - bring the safety aspects of the Property into compliance with the Mineral Exploration Code, issued under the Mines Act.

(c)

“Intervening Event” will have the meaning attributed to it in Section 14.1.

(d)

“Offer” will have the meaning attributed to it in Section 13.2.

 (e)

“Property Expenditures” means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, net of the Goods and Services Tax, without limiting the generality of the foregoing:

(i) the cost of entering upon, surveying, prospecting and drilling relating to the Claims;

(ii) the cost of any geophysical, geochemical and geological surveys relating to the Claims;

(iii) all filing and other fees and charges necessary or advisable to keep the Claims or any part or parts thereof in good standing with any regulatory authorities having jurisdiction;

(iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Claims or arise as a result of the operations thereon or incurred for the purpose of Exploration and Development;

(v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

(vi) the cost of construction, rental and maintenance of camps required for Exploration and Development;

(vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

(viii) all wages and salaries (including fringe benefits as are usually paid in Canadian mineral exploration business) of persons engaged in the Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

(ix) all costs of consulting and other engineering services including report preparation;

(x) the cost of compliance with all statutes, orders and regulations respecting public safety, environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

(xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring ores and minerals from and out of the Claims.

(f)

“Property Rights” means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this agreement and necessary for the development of the Claims, or for the purpose of placing the Claims into production or continuing production therefrom.

1.2 In this agreement, all dollar amounts are expressed in lawful currency of The United States of America, unless specifically provided to the contrary.

1.3 The titles to the respective Sections hereof will not be deemed to be a part of this agreement but will be regarded as having been used for convenience only.

1

Words used herein importing the singular number will include the plural, and vice-versa, and words importing the masculine gender will include the feminine and neuter genders, and vice-versa, and words importing persons will include firms, partnerships and corporations.

2

REPRESENTATIONS AND WARRANTIES OF MURDOCK

2.1

Murdock represents and warrants to Capital that:

1

(a)

Murdock has the full power and authority to enter into this agreement and the entering into of this agreement does not conflict with any applicable laws or or any contract or other commitment to which Murdock is party;

2

 (b)

Murdock is legally entitled to hold the Claims and all mineral claims and leases therein and all Property Rights held by it and to option out its interest in the Claims, and will remain so entitled until all interests of Murdock in the Claims have been duly transferred to Capital as contemplated hereby;

3

(c)

Murdock is, and at the time of each transfer to Capital of mineral claims and leases comprising the Claims will be, the sole and exclusive beneficial owner of the Claims, free and clear of all liens, assignments, mortgages, actions, charges, and claims of any kind held by any person or persons, corporations, or government bodies against the Claims, and no taxes or rental are due in respect of any thereof;

4

(d)

the mineral claims and rights comprising the Claims have been duly and validly located and recorded in the name of Luverne Hogg and are in good standing on the date hereof and expire on the dates set out in this agreement;

5

(e)

all permits, licenses, consents and authorities necessary to carry on the drill testing on the Claims have been obtained or will be obtained prior to the drilling being conducted on the Claims;

6

(g)

there is no adverse claim or challenge against or to the ownership of or title to the Claims, nor to the knowledge of Murdock is there any basis therefor, and, except for this agreement, there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof, and no persons other than Murdock, pursuant to the provisions hereof, has any royalty in production from any of the mineral claims and rights comprising the Claims;

7

(h)

Murdock has complied with all the laws in effect in the jurisdiction in which the Claims are located with respect to the Claims and such Claims has been duly and properly staked and recorded in accordance with such laws and that Capital may enter in, under or upon the Claims for all purposes of this agreement without making any payment to, and without accounting to or obtaining the permission of, or any other person other that any payment required to be made under this agreement;

8

(i)

to the best of Murdock’s knowledge, there are no environmental damages or claims that have been made or threatened against the Claims; and

9

(j)

the recitals in this agreement are true and correct.

2.2 The representations and warranties contained in Section 2.1 are provided for the exclusive benefit of Capital, and a breach of any one or more thereof may be waived by Capital, in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in this Section will survive the execution hereof.

3.

REPRESENTATIONS AND WARRANTIES OF CAPITAL

3.1 Capital represents and warrants to Murdock that Capital has the full power and authority to enter into this agreement and the entering into of this agreement does not conflict with any applicable laws or any contract or other commitment to which Capital is party.

1

The representations and warranties contained in Section 3.1 are provided for the exclusive benefit of Murdock and a breach of any one or more thereof may be waived by Murdock in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in this Section will survive the execution hereof.

4.

 PURCHASE

4.1 Murdock grants to Capital the exclusive right to acquire an undivided 100% right, title and interest in and to the Claims for the consideration set forth in the following:

1

(a)

payment of US$ 10,000 to Murdock upon the signing of this agreement, which has been delivered to Murdock and which Murdock acknowledges receipt of; and

2

(b)

the issuance to Murdock of 500,000 shares of Capital’s common stock.

4.

 TRANSFER OF TITLE

5.1 Murdock will deliver to Capital duly executed transfers for the transfer of a 100% interest in the Claims to Capital, including all right, title and interest in the commercial production of metal and minerals on the Claims.

5.2 Murdock acknowledges the right and privilege of Capital to file, register and/or to otherwise deposit a copy of this agreement at the applicable registration office, and any other governmental agencies to give third parties notice of this agreement, and agrees to do or cause to be done all acts or things reasonably necessary to effect such filing, registration and/or deposit.

1

Murdock declares that, as to any property or asset or interest in any property or asset of Murdock intended to be transferred, sold, granted, conveyed, assigned and set over to Capital pursuant to this agreement and title to which may not have passed to Capital by virtue of this agreement or any transfer or conveyance which from time to time may be executed and delivered in pursuance of the covenants contained in this agreement, Murdock holds the same in trust for Capital to transfer, sell, grant, convey, assign and set over the same as Capital from time to time may direct at no cost to Capital other than the cost of the actual fees paid or payable for the transfer of property to Capital.

4.

OPERATOR

1

Capital or his nominee will be the operator on the Claims during the term of this agreement.

7.         RIGHT OF ENTRY

7.1 Throughout the Option Period, Capital and his employees, agents and independent contractors, will have the sole and exclusive right in respect of the Claims to:

1

(a)

have the right of access to and from, and to enter upon the Claims;

2

(b)

have exclusive and quiet possession thereof;

3

(c)

do such testing, prospecting, exploration, development and/or other mining work thereon and thereunder as Capital in his sole discretion may determine advisable for the purpose of incurring Property Expenditures;

4

(d)

bring upon and erect upon the Claims buildings, plant, machinery and equipment as Capital may deem advisable;

5

(e)

remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests; and

6

(f)

operate on the Claims as a mine and production and to remove mineral products therefrom.

8.

INDEMNIFICATION OF MURDOCK

8.1 Murdock will indemnify Capital from any and all debts or liabilities arising out of or from the Claims prior to the date of this agreement.

9.

OBLIGATIONS OF CAPITAL

9.1 Prior to the termination of this agreement, whether such termination is by exercise or otherwise, Capital will:

Until the title to the claims is duly transferred to Capital, Capital shall indemnify and save Murdock harmless in respect of any and all costs, claims, liabilities and expenses arising out of Capital’s activities on the Claims and that the workings on or improvements to the Claims made by Capital are left in a safe condition.

10.

FORCE MAJEURE

No party will be liable for its failure to perform any of their obligations under this agreement due to a cause beyond their reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority, or non-availability of materials or transportation (each an “Intervening Event”).

11.

FURTHER ASSURANCES

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds and documents as will be reasonably required in order to fully perform and carry out the terms and intent of this agreement.

12.

TIME OF THE ESSENCE

Time will be of the essence in the performance of this agreement.

13.

SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

14.

COSTS

Each of the parties hereto agree to pay their own costs, expenses and fees (including, without limitation, legal counsel fees) incurred in connection with the preparation, execution and consummation of this agreement.

15.

ENTIRE AGREEMENT

This agreement will supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this agreement.

16.

GOVERNING LAW

This agreement and all provisions hereof will be governed by, and construed in accordance with, the laws of the Province of Alberta, Canada parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the Province of Alberta and Canada in Alberta (the “Alberta Courts”) for any litigation arising out of or relating to this agreement and the transactions contemplated hereby, consent to waive any objection to the laying of venue of any such litigation in theAlberta Courts, and agree not to plead or claim in any Nevada Court that such litigation brought therein has been brought in an inconvenient forum; provided that any judgment obtained in any such litigation may be enforced in any court having jurisdiction over a party or its assets

17.

 WAIVERS

No consent or waiver expressed or implied by any party in respect of any breach or default by any other party will be deemed or construed to be a consent to, or a waiver of, any other breach or default whatsoever.

17.

BINDING EFFECT

This agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

IN WITNESS WHEREOF this agreement was executed by the parties hereto as of the day and year first above written.

/s/ Donald Murdock

     Donald Murdock

Capital Resource Alliance Inc.

By: /s/ Joseph Forzani

           Joseph Forzani, President

       /s/ Frederick Fitzgerald

           Frederick Fitzgerald, Secretary/Treasurer

)

SCHEDULE “A”

Schedule “A” to that certain Purchase Agreement
between Donald Murdock and Capital Resource Alliance Inc.
made as of the 25th day of April, 2007.
(number of pages including this one: 1)

MINERAL CLAIMS

The Long Lake claims consist of two blocks of mineral claims comprised of 15 and 6 units respectively.  Such rights may be transferred or held in trust.  The claims comprising the Long Lake claims are registered 100% and held in trust in the name of Luverne Hogg of Peachland, British Columbia. The legal description of these claims is: Abrey Township, Northwestern Ontario, Thunder Bay Mining District NTS 42E/10